Exhibit 4.36

FIRST AMENDMENT TO THE IMPLEMENTATION AGREEMENT

This Amendment Agreement (the “Amendment Agreement”) to the Implementation Agreement dated 25 April 2018 is entered into on August 31, 2020 at New Delhi, India, among:

(1)	BHARTI INFRATEL LIMITED, a company incorporated in India under the Companies Act, 1956, and having its registered office at 901, Park Centra, Sector – 30, NH – 8, Gurugram, Haryana – 122001, India and corporate office at Bharti Crescent, 1 Nelson Mandela Road, Vasant Kunj, Phase II, New Delhi – 110 070, Delhi, India (“BIL”);

(2)	THE PERSONS LISTED IN PART A OF SCHEDULE 1 OF THE IMPLEMENTATION AGREEMENT (collectively, the “VIL Promoters”);

(3)	THE PERSONS LISTED IN PART B OF SCHEDULE 1 OF THE IMPLEMENTATION AGREEMENT (collectively, the “BIL Promoters”);

(4)	VODAFONE IDEA LIMITED, a company incorporated in India under the Companies Act, 1956, and having its registered office at Suman Tower, Plot No. 18, Sector –11, Gandhinagar – 382 011, Gujarat, India (“Vodafone Idea”);

(5)	INDUS TOWERS LIMITED, a company incorporated in India under the Companies Act, 1956, and having its registered office at Building No.10, Tower-A, 4th Floor, DLF Cyber City, Gurugram 122002, Haryana, India (“Indus”); and

(6)	VODAFONE INTERNATIONAL HOLDINGS B.V., a company incorporated in the Netherlands, and having its registered office at Rivium Quadrant 173, 2909 LC Capelle aan den IJssel, the Netherlands (“Vodafone Confirming Party”).

BIL, the VIL Promoters, the BIL Promoters, Vodafone Idea and Indus are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:

(A)	The Parties have entered into the Implementation Agreement in connection with the proposed merger of Indus with BIL through a scheme of amalgamation and arrangement under Sections 230 to 232 of the Act (the “Merger Scheme”), which prescribes certain conditions precedent for the Merger Scheme to become effective.

(B)	The Merger Scheme has received (i) approval of the Competition Commission of India on 29 June 2018; (ii) no adverse observation letters from the Stock Exchanges on 24 July 2018; (iii) approval of the Chandigarh bench of the National Company Law Tribunal (“NCLT”) pursuant to its order dated 31 May 2019; and (iv) approval of the Department of Telecommunications, Government of India under Indian foreign investment regulations on 21 February 2020.

(C)	Under the Implementation Agreement, the Long Stop Date was defined as the date falling 18 months after the Execution Date, which was extended until 31 August 2020 pursuant to the letter agreements dated 24 October 2019, 24 December 2019, 24 February 2020, 23 April 2020 and 25 June 2020 since all approvals had not been received and certain other actions had not been completed.

(D)	At the time of filing the Merger Scheme with the Chandigarh bench of the National Company Law Tribunal, Aditya Birla Telecom Limited (“ABTL”), an erstwhile wholly owned subsidiary of Vodafone Idea, held 132,868 equity shares in Indus comprising 11.15% of the paid-up equity share capital of Indus. Pursuant to an order of the Ahmedabad bench of the National Company Law Tribunal dated 13 November 2018 (effective on 30 November 2018), ABTL merged into Vodafone Idea, thereby making Vodafone Idea the legal and beneficial owner of 132,868 equity shares of Indus.

(E)	The Parties have now agreed the revised terms and conditions on which the Transaction will be undertaken and implemented and are entering into this Amendment Agreement to make necessary amendments to the Implementation Agreement in accordance with Clause 16.5 of the Implementation Agreement.

(F)	Capitalised words and expressions used but not defined herein shall have the same meaning as assigned to them under the Implementation Agreement and references to Clauses shall mean Clauses of the Implementation Agreement.

NOW THEREFORE THE PARTIES HEREBY AGREE TO AMEND THE IMPLEMENTATION AGREEMENT AS FOLLOWS:

1.	The Parties agree that the valuation for purposes of determination of:

(i)	the Vodafone Final Percentage and in the event of an Idea Share Election and/or PEP Share Election, the Idea Final Percentage and/or the PEP Final Percentage, shall be based on the following, with all other terms of the Implementation Agreement remaining unchanged:

(a)	Indus EBITDA and BIL EBITDA;

(b)	net debt for Indus and net cash for BIL (on a standalone basis), resulting in proportionate net cash for BIL as on the Locked Box Date, which incorporates adjustments set out in Annexure 2 hereto; and

(c)	volume weighted average price of BIL’s equity shares for the thirty (30) trading day period preceding 31 August 2020.

(ii)	the Initial Consideration in Schedule 9 to the Implementation Agreement shall be based on the following, with all other terms of the Implementation Agreement remaining unchanged:

(a)	Indus Sale EBITDA and BIL Sale EBITDA;

(b)	net debt for Indus and net cash for BIL (on a standalone basis), resulting in proportionate net cash for BIL as on the Locked Box Date, which incorporates adjustments set out in Annexure 3 hereto; and

(c)	volume weighted average price of BIL’s equity shares for the sixty (60) trading day period ending on the date of the Idea Election Notice.

2.	Notwithstanding anything contained in the Implementation Agreement (including the letter agreements referred to in Recital C), no Party shall be entitled to terminate the Implementation Agreement and/or withdraw the Merger Scheme prior to the Long Stop Date, except if consent of the lenders of the Vodafone Parent Group to the Security Documents (as defined under the Shareholders’ Agreement) (“Lender Approval”) is not received in a form acceptable to the BIL Group and the VIL Promoters on or prior to 21 September 2020 (“Lender Approval Period”), in which case, each of BIL Group and VIL Promoters shall have a right to terminate the Implementation Agreement including this Amendment Agreement.

3.	BIL shall, and the BIL Promoters shall procure that BIL shall, promptly and in any event within five (5) Business Days of receipt of Lender Approval in a form acceptable to the BIL Group and the VIL Promoters, file an application with the NCLT for extension of time to permit the filing of the NCLT order with the Registrar of Companies for the Scheme to be made effective.

4.	ADDITIONAL AMENDMENTS

(a)	In Clause 1.1 (Definitions), before the definition of “ABTL Final Consideration”, the following definition shall be, and is hereby, inserted:

““ABTL Initial Consideration” means the “Initial Consideration” as defined in Schedule 9.”

(b)	In Clause 1.1 (Definitions), before the definition of “BIL ESOS”, the following definition shall be, and is hereby, inserted:

““BIL EBITDA” means the sum of INR 31,335 million (Rupees thirty one thousand three hundred and thirty five million) for BIL on a standalone basis and 42% of the Indus EBITDA.”

(c)	In Clause 1.1 (Definitions), the definition of “BIL Reference Amount” shall be, and is hereby, substituted in its entirety by the following:

““BIL Reference Amount” means an amount calculated in accordance with the below formula: A = B*C + D where:

A = BIL Reference Amount

B = BIL volume weighted average price calculated as of 31 August 2020

C = total outstanding equity shares of BIL as of 31 August 2020

D = BIL Final Net Debt”

(d)	In Clause 1.1 (Definitions), the definition of “BIL Target Working Capital” shall be, and is hereby, substituted in its entirety by the following:

““BIL Target Working Capital” INR 9,526 Million (Rupees nine thousand five hundred twenty six million) (negative) for BIL on a standalone basis and 42% of the Indus Target Working Capital”

(e)	In Clause 1.1 (Definitions), before the definition of “Indus Final Reference Amount”, the following definitions shall be, and is hereby, inserted:

““Indus EBITDA” means a sum of INR 65,219 Million (Rupees sixty five thousand two hundred, nineteen million), as increased by an addition of 50% of INR 3,013 million being the amount of provision for doubtful debts within EBITDA as at 31 March 2020, subject to cash settlement of the undisputed amounts due and payable to Indus (set out in Annexure C to the letter undertaking issued by Vodafone Idea Limited to BIL and Indus) at or prior to Closing.”

““Indus Final BIL Multiple” shall be calculated in accordance with the below formula:

A = B / C *(1-D)

where:

A = Indus Final BIL Multiple

B = BIL Reference Amount

C = BIL EBITDA

D = 5.22%”

(f)	In Clause 1.1 (Definitions), the definition of “Indus Reference Amount” shall be, and is hereby, substituted in its entirety by the following:

““Indus Reference Amount” means an amount calculated in accordance with the below formula: A = B*C where:

A = Indus Reference Amount

B = Indus Final BIL Multiple

C = Indus EBITDA”

(g)	In Clause 1.1 (Definitions), the definition of “Long Stop Date” shall be, and is hereby, substituted in its entirety by the following:

““Long Stop Date” means one hundred and eighty (180) days from the earlier of (i) receipt of Lender Approval; or (ii) expiry of the Lender Approval Period, or such other date as may be agreed by the Parties.”

(h)	In Clause 1.1 (Definitions), the definition of “MSA Amendments” shall be, and is hereby, substituted in its entirety by the following:

““MSA Amendments” means the amendments to the BIL Tenancy Agreements executed with each of Airtel, Bharti Hexacom Limited, Vodafone Idea Limited and/or any other telecom operator (as applicable) to be executed pursuant to Clause 6.9, effective as of the Closing Date.”

(i)	In Clause 1.1 (Definitions), before the definition of “PEP Final Consideration”, the following definition shall be, and is hereby, inserted:

““PEP Initial Consideration” means the “Initial Consideration” as defined in the PEP Merger Agreement.”

(j)	In Clause 1.1 (Definitions), paragraph (c) of the definition of “Permitted Payments” shall be, and is hereby, substituted in its entirety by the following:

“(c)          settlement of any amounts included in Net Debt and Working Capital in the LBD Statement.”

(k)	Clause 2.1.2 shall be, and is hereby, substituted in its entirety by the following:

“in the event of:

(i)	an Idea Cash Election, BIL shall, no later than 15 Business Days from the date of the Idea Election Notice and in any event, prior to the Record Date, purchase all the equity shares held by the Idea Group in Indus for the ABTL Initial Consideration in accordance with Schedule 9 pursuant to which the Idea Group will cease to be an Indus Shareholder (the “ABTL Closing”); and

(ii)	a PEP Cash Election, BIL shall, no later than 15 Business Days from the date of the PEP Election Notice and in any event, prior to the Record Date, purchase the PEP Election Shares for the PEP Initial Consideration in accordance with the PEP Merger Agreement (the “PEP Closing”);”

(l)	Clause 6.5.2 (Board of Directors) shall be, and is hereby, substituted in its entirety by the following:

“The Vodafone Group and the BIL Promoters shall (i) each identify such number of Persons to be appointed to or remain on the Board as their nominees, as the case may be, and (ii) each recommend Persons from among whom the requisite number of independent directors shall be appointed to the Board, in each case, such that the Board is reconstituted in accordance with the Shareholders’ Agreement with effect from the Closing Date.”

(m)	Clause 6.5.3 (Key Employees) hereby stands deleted.

(n)	Clause 6.9 (MSA Amendments) shall be, and is hereby, substituted in its entirety by the following:

“6.9          MSA Amendments

At or prior to Closing, the relevant parties shall execute the Commitment Letter which shall be effective from the Closing Date.

Within 90 days of the Closing Date, the relevant parties shall execute the MSA Amendments, which shall be effective from the Closing Date.”

(o)	Part A of Schedule 1 (List of Promoters and Shareholding Pattern) to the Implementation Agreement shall be replaced in its entirety by Annexure 1 to this Amendment Agreement.

(p)	Schedule 4 (Pre-Closing Adjustments) to the Implementation Agreement shall be replaced in its entirety (except part C and part D of Schedule 4) by Annexure 2 to this Amendment Agreement.

(q)	Schedule 9 (Terms and Conditions Applicable to Idea Cash Election) to the Implementation Agreement shall be replaced in its entirety (except part D and part E of Schedule 9) by Annexure 3 to this Amendment Agreement.

(r)	In relation to the Idea Cash Election pursuant to Clause 2.1.1 of the Implementation Agreement, Idea Group hereby irrevocably confirms and agrees that they shall exercise the Idea Cash Election and promptly issue the Idea Election Notice during the Election Period in accordance with Clause 2.1.1 of the Implementation Agreement and Schedule 9 of the Implementation Agreement. Accordingly, the provisions contained in Clause 2.1.1 with respect to exercise by Idea Group of the Idea Share Election in accordance with the said provision shall stand inapplicable with immediate effect and Idea Group waives its rights in this regard.

5.	FULL FORCE AND EFFECT

This Amendment Agreement shall be effective from the date hereof, and shall be read together with, and as a part of, the Implementation Agreement. Except as amended hereby, all of the terms and conditions of the Implementation Agreement shall remain in full force and effect.

6.	COUNTERPARTS

This Amendment Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument, but shall not be effective until each Party has executed at least one counterpart. Further, the delivery of a PDF format copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page.

7.	GOVERNING LAW AND DISPUTE RESOLUTION

This Amendment Agreement shall be governed by and construed in accordance with Laws of India. Any dispute or difference arising out of or in connection with this Amendment Agreement shall be resolved in the manner provided in Clauses 16.8 (Consultation) and 16.9 (Arbitration) of the Implementation Agreement, mutatis mutandis.

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In witness whereof, this Agreement has been entered into on the date and year first above written.

For and on behalf of Bharti Infratel Limited

/s/ Akhil Gupta
Name: Akhil Gupta
Title: Chairman

For and on behalf of Bharti Airtel Limited

/s/ Sameer Chugh
Name: Sameer Chugh
Title: Group General Counsel

For and on behalf of Nettle Infrastructure Investments Limited

/s/ Suman Singh
Name: Suman Singh
Title: Authorised Signatory

[Signature Page to the First Amendment to the Implementation Agreement]

For and on behalf of Al-Amin Investments Limited

/s/ G A van Niekerk
Name: G A van Niekerk
Title: Director

For and on behalf of Asian Telecommunication Investments (Mauritius) Limited

/s/ G A van Niekerk
Name:
Title:

For and on behalf of CCII (Mauritius), Inc.

/s/ G A van Niekerk
Name:
Title:

For and on behalf of Euro Pacific Securities Ltd

/s/ G A van Niekerk
Name:
Title:

[Signature Page to the First Amendment to the Implementation Agreement]

For and on behalf of Vodafone Telecommunications (India) Limited

/s/ G A van Niekerk
Name:
Title:

For and on behalf of Mobilvest

/s/ G A van Niekerk
Name:
Title:

For and on behalf of Prime Metals Ltd

/s/ G A van Niekerk
Name:
Title:

For and on behalf of Trans Crystal Ltd

/s/ G A van Niekerk
Name:
Title:

[Signature Page to the First Amendment to the Implementation Agreement]

For and on behalf of Omega Telecom Holdings Private Limited

/s/ Priyanka Sinha
Name: Priyanka Sinha
Title: Director

For and on behalf of Usha Martin Telematics Limited

/s/ Priyanka Sinha
Name: Priyanka Sinha
Title: Director

[Signature Page to the First Amendment to the Implementation Agreement]

For and on behalf of Vodafone Idea Limited

/s/ Akshaya Moondra
Name:
Title:

[Signature Page to the First Amendment to the Implementation Agreement]

For and on behalf of Indus Towers Limited

/s/ Rajinder Kumar
Name: Rajinder Kumar
Title: Chief of Legal & Company Secretary

[Signature Page to the First Amendment to the Implementation Agreement]

For and on behalf of Vodafone International Holdings B.V.

/s/ M Buckers	/s/ L.R.M. Kraan
Name: M Buckers	Name: L.R.M. Kraan
Title: Director	Title: Director

[Signature Page to the First Amendment to the Implementation Agreement]

ANNEXURE 1

Part A – VIL Promoters

(a)	Al-Amin Investments Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(b)	Asian Telecommunication Investments (Mauritius) Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(c)	CCII (Mauritius), Inc., a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(d)	Euro Pacific Securities Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(e)	Vodafone Telecommunications (India) Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(f)	Mobilvest, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(g)	Prime Metals Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(h)	Trans Crystal Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(i)	Omega Telecom Holdings Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai – 400 018, Maharashtra, India

(j)	Usha Martin Telematics Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at E-47, Bankra Super Market, Bankra, Howrah – 711 403, West Bengal, India

ANNEXURE 2

Amended Schedule 4 (Pre-Closing Adjustments)

[Enclosed Separately]

ANNEXURE 3

Amended Schedule 9 (Terms and Conditions Applicable to Idea Cash Election)

[Enclosed Separately]